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                                                                    EXHIBIT 99.2

                    FIRST QUARTER 2003 INVESTOR PRESENTATION
       DAVID W. KAY, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                                 APRIL 24, 2003

         Good Morning and welcome to our first quarter 2003 conference call. This call is being simultaneously broadcast on the internet and will also be archived for replay starting this afternoon. The replay can be accessed at our web site, tecumseh.com.

         I will begin with some brief comments expanding on our press release both in terms of our actual results for the quarter, as well as a preliminary look at the second quarter. Following my comments, we will open up the call for your questions. First, however, I would remind you that my prepared comments this morning, and the answers to your questions, contain forward-looking statements within the meaning of the securities laws. I refer you to the cautionary statements contained in our press release concerning significant risks and uncertainties involved with forward looking statements that could cause actual results to differ materially from projected results.

         Reported results for the quarter amounted to a net profit of $2.4 million dollars or $0.13 cents per share, compared to $4.1 million dollars or $0.22 cents per share in the first quarter of 2002. Included in first quarter 2003 reported net results is a charge of $13.6 million dollars gross, or $8.7 million dollars net of tax, related to environmental costs at the Company's Sheboygan Falls, Wisconsin facility. This charge had the effect of reducing reported earnings by $0.47 cents a share. First quarter 2002 results were also negatively impacted by a $4.5 million dollars gross, or $2.8 million dollars net of tax or $0.15 cents per share, representing restructuring charge. Sales for the quarter amounted to $473.9 million dollars, up from last year's first quarter sales of $333.4 million dollars. The largest factor for this increase was the inclusion of sales from the FASCO Motors Group. As you may recall, we completed the FASCO acquisition on December 30, 2002, and this is the first quarterly period in which we are reporting operating results for FASCO. FASCO's net sales for the quarter amounted to $105.3 million dollars. Sales in other business segments also showed improvement when compared to the first quarter of 2002. Sales of Compressor products increased by $11.6 million dollars, or approximately 6%, to $203.7 million dollars. Sales of Engine and Power Train products increased by $18.8 million dollars on increased volume while Pump products sales increased nearly 13% to $31.9 million dollars.

         Results for the quarter, both in terms of sales and operating profits, exclusive of special items, while not yet where we would like to see them, show an improvement from last year's first quarter. The improvement is primarily attributable to the Compressor and Pump segments, and the addition of our new Electrical Components segment, partially offset by a decline in the Engine and Power Train segment. We continue to see positive bottom-line benefits from our previous restructuring efforts. Compressor operating profits were $20.9 million dollars in the quarter versus $15.0 million dollars a year ago, an increase of 39%. Improvements in results were driven primarily by continued growth in our Brazilian and Indian operations, partially offset by declines in the North American and European operations. In the North American






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operations, sales continued to decline as we shift production elsewhere.
However, in spite of the sales decline, North American operating margins improved from 8.5% to 8.8%.

         Brazil continues to be the best performer of our compressor businesses. In the quarter, Brazilian operations accounted for about 31% of Compressor Group sales and approximately 66% of the Group's operating profit. Sales in Brazil were up nearly 30% when compared to the first quarter of 2001. Factors, such as improvements in the local Brazilian economy, volume increases from the additional production lines recently placed in Brazil, increased demand for household refrigeration compressors, and a currency that has bolstered exports, have all contributed to the increased sales. Brazilian operating margins improved to nearly 22% during the quarter from 16% a year ago. While we anticipate Brazilian results will continue to benefit from higher production levels and a favorable currency situation, there are several cautionary risks that could impact operations in Brazil. The Brazilian economy, while strengthening somewhat, still shows signs of being fragile in light of the country's debt situation. Inflation in the country is starting to edge higher and putting upward pressure on manufacturing and labor costs. The Brazilian government is still relatively new, and the full scope of its economics and political policies have yet to be fully understood. In addition, the Brazilian currency strengthened significantly against the U.S. Dollar in the later part of March resulting in our recognition of a $2.0 million dollar loss ($1.3 million dollars net of tax or $0.07 cents a share) coming from the re-measurement of dollar denominated receivables. While this sudden strengthening of the Reis was not anticipated, we have taken steps to prevent a recurrence through implementing hedging strategies. However, currency exchange risks will continue to be a factor in Brazil as well as other foreign locations. In spite of these uncertainties, we believe our Brazilian operation will continue to perform very well, and will contribute significantly to our bottom line.

         Compressor operations in India continue to show significant improvement as well. Sales in the first quarter increased by approximately $6.0 million dollars compared to the first quarter a year ago and operating margins nearly quadrupled to 12.7% of sales.

         The outlook in the Compressor Group for the second quarter and the balance of the year is less than crystal clear. While we still feel that the Compressor Group will outperform last year's results, a number of factors could have a negative impact on, not only the second quarter, but the full year as well. Recently, a number of consumer white goods OEMs have cautioned about their results for the balance of the year. It would appear that they believe consumer demand for appliances, such as refrigerators, freezers, air conditioners and other products in which our products are used, is softening somewhat. While it is too early to predict how this will impact us, we do expect some softening in demand. The uncertain state of the global economy is also cause for concern. Certain key markets, such as Europe, seem to be in a no-growth stage, and strength of demand there is uncertain. In addition, there is still a worldwide overcapacity situation in the compressor markets which continues to negatively impact selling prices.

         Capital spending and investment in the Compressor Group will continue to be focused primarily on expanding existing overseas operations in India and Brazil, where operating costs remain relatively low compared to domestic costs, and where we can more effectively compete. We continue to evaluate investments in Asia, although the nature and timing of these potential investments, if any, cannot currently be accurately predicted.





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         Turning our attention, for a moment, to the Engine and Power Train
Group, results here continue to be below our expectations. Looking at the overall situation, we see a mixed bag of results. The Group generated an operating loss for the quarter of $3.7 million dollars compared to a loss of $2.3 million dollars a year ago. On the positive side, unit shipments into the domestic market increased by approximately 25% from a year ago. Sales in the group increased from $111.5 million dollars a year ago to $130.3 million dollars this year. While we are pleased with the increase in volume, particularly with an increase in shipments for tractor applications, overall these increases were heavily weighted toward an unfavorable mix of low margin walk behind rotary mower applications at lower average selling prices. Operating results were also negatively impacted by start-up costs at our new Curitiba, Brazil operations, and increased engineering costs related to our development of new product offerings intended, not only for the lawn and garden markets, but for the snow market as well. We are targeting these new product releases for late third quarter and fourth quarter release.

         In connection with our efforts to reduce manufacturing costs and realign our productive capacity to meet both current and future operational needs, on April 4th, we announced the closing of our Douglas, Georgia manufacturing facilities. The estimated cost of this action is expected to be in a range of $19 to $23 million dollars and consists primarily of asset impairment and employment related costs, such as severance pay. The majority of those operations will be transferring to other existing U.S.-based assembly plants with some of the heavier manufacturing operations being transferred to the new Curitiba, Brazil facility.

         Looking forward to the second quarter, we once again are forecasting an increase in engine shipment volumes and sales when compared to last year. However, much as in the first quarter, mix will be heavily skewed toward low margin, non-value added, walk behind rotary mower engines. Additionally, continued start up expenses at the Curitiba facility, which should be fully on line by the end of the second quarter, will continue further depress operating results in the Engine and Power Train Group. As a result, we currently anticipate a quarterly loss in this group versus a profit in the second quarter of last year. Significant improvement will not take place until late in the third quarter when the snow season fully kicks in.

         In addition to the initiatives we have already undertaken in the Engine and Power Train Group, additional restructuring and production rationalization initiatives will likely be necessary as we position this Group for a return to profitability. To the extent we find these further actions necessary, the costs associated with them could be expected to be material to the period in which they are recorded.

         Now lets take a look at our newest segment -- the Electrical Components Group. As previously mentioned, we completed the acquisition of the FASCO Motors Group on December 30, 2002. This is the first quarter in which the FASCO results are included in our consolidated earnings. FASCO has been combined with certain other electrical component businesses which we previously included in the Compressor segment. For the quarter, the Electrical Components Group reported an operating profit of $1.9 million dollars on net sales of $107.8 million dollars. Of these amounts, FASCO's sales amounted to $105.3 million dollars and its operating profit was $3.1 million dollars. Sales of the other component companies are primarily intercompany or inter-segment leaving FASCO as the largest single operation in the Group.








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         FASCO's results for the quarter were reduced by $4.2 million dollars,
$2.7 million after tax or $0.15 cents per share, by the expensing of inventory write-ups recorded as part of purchase accounting adjustments. U.S. GAAP requires inventory acquired in a purchase accounting transaction to be written up to "fair market value" from the cost basis and then to recognize this write-up as an expense as the inventory is sold. This requirement has the effect of imputing the profit on these sales to the seller of the business, and not the purchaser. The entire write-up of $4.2 million dollars was expensed during the quarter and will not occur again.

         From a strategic perspective, FASCO is performing much as we had anticipated. It is a good fit with our existing operations and customer base, plus it allows us to deliver higher value-added products and complete customer solutions in all of our business segments.

         During the first quarter, exclusive of the inventory write-up adjustment, FASCO generated approximately $15.5 million dollars in EBITDA or cash flow, which was well within our range of expectations.

         Because the $4.2 million dollar inventory write-up charge will not recur, we fully expect FASCO's reported operating income in the second quarter will be well above first quarter levels. We also anticipate better operating efficiencies will contribute positively to operating margins as restructuring initiatives begun prior to our acquisition of FASCO are completed. On a cautionary note, several of FASCO's markets, principally the automotive seat motor and linear actuator/gear motor segments have seen some recent softening in demand. However, it is too early to tell if the trend will continue for any length of time, or if it will soften further.

         Pump operations continue to show improvement quarter over quarter. Most of the improvement was attributable to the Little Giant Pump Company through increases in sales of pumps for residential applications, particularly condensate pumps which are sold into the HVAC and plumbing markets. MP Pumps, which is a producer of commercial and industrial pumps, also showed improved operating results on relatively flat sales. Operating income in the segment improved to $3.5 million dollars from $2.9 million dollars in the first quarter of 2002.

         As previously discussed, first quarter results were adversely affected by a $13.6 million dollar charge related to environmental costs at the Sheboygan River and Harbor Superfund site. Tecumseh has been named by the U.S. Environmental Protection Agency as a potentially responsible party at this site. In March of 2003, we offered to enter into a Consent Decree with the EPA concerning the performance of remedial design and remedial actions for our Sheboygan plant site and the upper Sheboygan River. The Consent Decree is awaiting final approval from the U.S. Justice Department which should be completed in four to six weeks. In an effort to put some degree of certainty around the ultimate costs associated with the cleanup and remediation of the site, we have been negotiating a potential "financial solution" to the situation for the past several months.

         On March 25, 2003, with the cooperation of the EPA, Tecumseh and Pollution Risk Services LLC, or PRS, entered into a Liability Transfer and Assumption Agreement covering the site. Under the terms of the Agreement, PRS has agreed to assume substantially all of the Company's responsibilities, obligations and liabilities for remediation of the entire Site and other associated costs, except for certain specifically enumerated liabilities retained by Tecumseh.





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Also, as required by the Agreement, PRS has purchased Remediation Cost Cap insurance in the amount of $100 million dollars and Environmental Site Liability insurance in the amount of $20 million dollars. The insurance is designed primarily to insure PRS's performance under the agreement. The $100 million dollar cost cap insurance covers, not only the clean up required under the Consent Decree and the May 12, 2000 Record of Decision, but also covers cost increases and changing conditions at the Site, such as regulatory changes or newly discovered conditions or pollutants up to the $100 million dollar limit of the policy. The policy has a 30 year term. While the Company believes the arrangements with PRS are sufficient to satisfy substantially all of the Company's environmental responsibilities with respect to the Site, these arrangements do not constitute a discharge or release of the Company's liability with respect to the Site.

         The cost of the liability transfer Agreement to Tecumseh was $39.2 million dollars. The difference between our cost under the Agreement and the amount previously accrued represents the charge of $13.6 million dollars recorded during the quarter.

         Turning now to corporate expenses, Corporate spending for the quarter increased by approximately $2.0 million dollars when compared to the first quarter of last year. Of that amount, nearly $1.0 million dollars relates directly to costs associated with the integration and assimilation of FASCO into Tecumseh. These are costs which could not be capitalized as part of the purchase price. These integration efforts have gone well, with the vast majority of critical items being completed prior to the end of the first quarter. This was a "blitz"-type effort on our part to integrate people, systems and procedures as rapidly as possible. We are now focusing on longer term integration activities. The costs associated with this rapid integration effort, while significant, were well worth the money, time and effort spent to ensure a smooth transition of FASCO into the Tecumseh family. Because these efforts were substantially completed during the quarter, we should not incur significant costs of this nature going forward although there may be some trailing costs. The balance of the increase in Corporate spending is attributed to normal increases expected with running a Company that is much larger than we were a year ago, as well as reduced pension credits and normal cost increases.

         Looking at our cash position and financing activities undertaken during the quarter, on December 30, 2002, the Company acquired FASCO from Invensys Plc for cash of $396.6 million dollars and the assumption of approximately $14.5 million dollars in debt. The acquisition was financed, in part, with proceeds from new bank borrowings including $250 million dollars from a six-month bridge loan and $75 million dollars from a new three-year $125 million dollar revolving credit facility. On March 5, 2003, the Company completed a private placement of $300 million dollar Senior Guaranteed Notes due March 5, 2011. These notes bear interest at a fixed rate of 4.66%. Proceeds from the private placement were used to repay the bridge loan and pay down borrowings under the revolving credit facility. On March 31st, the remaining $25 million dollars outstanding on the revolver was repaid from available cash resources. Looking forward, we anticipate generating sufficient cash flows from operations during the second quarter and the balance of the year to fund all planned capital spending and pay quarterly dividends. At March 31st, we had approximately $219 million dollars in available cash reserves on our balance sheet.






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         On a consolidated basis, exclusive of restructuring charges, we expect second quarter reported earnings to lag slightly behind second quarter of a year ago. We expect the Compressor and Pump groups to hold their own, but are slightly concerned about the potential impacts of a soft economy and consumer demand on these groups. We expect FASCO will add significantly to our bottom-line and continue to generate strong cash flows, but again, we are slightly concerned with softness in the economy, particularly in the automotive sector. However, we do not believe the performance in these groups will be enough to offset continued weakness in the Engine and Power Train Group, where we expect results to be well below last year's already reduced levels. Our challenge is to return this group to profitability and, while we have made great strides in this effort, there is still more work to do.

         Before I turn the call over for questions, I would like to correct a typographical error in the "Outlook" section of our earnings press release. The release states that second quarter earnings are expected to lag those of the first quarter of 2002. It should read "lag those of the second quarter of 2002."

         That concludes my prepared comments for this morning. I will now be pleased to take your questions.









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